Exhibit 23.1

MOORE STEPHENS ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada   V6J 1G1

Telephone:  (604) 734-1112

  Facsimile: (604) 714-5916

Website:  www.ellisfoster.com

August 11, 2004

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion, through incorporation by reference in this Registration Statement on Form S-8, of our report dated December 22, 2003 on our audit of the consolidated financial statements of Shallbetter Industries, Inc., which covered the consolidated balance sheets as of September 30, 2003 and March 31, 2003, the related consolidated statements of stockholders’ deficiency from November 16, 2001 (inception) to September 30, 2003, and the consolidated statements of operations and cash flows for the six-month period ended September 30, 2003, for the period from April 1, 2002 (commencement) to March 31, 2003 and for the cumulative period from April 1, 2002 (commencement) to September 30, 2003 contained in the Registrant’s annual report on Form 10-KSB as filed with the Securities and Exchange Commission on January 13, 2004.

Very truly yours,

MOORE STEPHENS ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS